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                                                                    Exhibit 10.5


                               AMENDMENT NO. 1
                                      TO
                        THE DEALER SECURITY AGREEMENT

        THIS AMENDMENT NO. 1 to the DEALER SECURITY AGREEMENT (this "Amendment"), dated as of July 25, 1995, is by and between CITICORP DEL-LEASE, INC., doing business as CITICORP DEALER FINANCE ("Lender"), and M&M PROPERTIES, INC. and McCURRY & FALCONITE EQUIPMENT CO., INC. (jointly and severally referred to herein as "Borrower").

                             W I T N E S S E T H:

        WHEREAS, Lender and each Borrower are parties to a Dealer Security Agreement each dated June 19, 1995 (each Dealer Security Agreement being referred to herein as the "Agreement"; capitalized terms not otherwise defined in this Amendment shall have the meanings attributed thereto in the Agreement); and

        WHEREAS, Lender and Borrower have agreed to amend the Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree to amend the Agreement as follows:


        SECTION 1. DEFINITIONS.

        (a) The first line of the Agreement is hereby amended by deleting the parenthetical ("Agreement") and substituting therefor the parenthetical "(as amended or otherwise modified from time to time, "Agreement")."

        (b) All capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Agreement. The following Section 13 shall be added to the Agreement immediately following Section 12 thereof:

            "13. DEFINITIONS. Whenever the following terms are used in the Agreement, they shall have the following meanings unless the context requires otherwise:


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        "Account" means, any right to payment for goods sold or leased or for services rendered, including but not limited to "accounts" as defined in
Section 9-106 of the Uniform Commercial Code of the State of New York in effect as of the date hereof, whether or not such right is evidenced by an instrument or chattel paper and whether or not it has been earned by performance.

        "Account Percentage" means zero percent (0%) initially or such other percentage established by Lender.

        "Adjusted Libor Rate" means, a rate of interest equal to three hundred fifty six basis points (3.56%) per annum above the Libor Rate.

        "Borrowing Base" means, the lesser of (a) $5,000,000 or (b) the sum of
(i) Eligible Accounts multiplied by the Account Percentage, plus (ii) Eligible Parts Inventory multiplied by the Parts Inventory Percentage plus (iii) the then-amount of Eligible Rental Equipment Inventory determined by the fully depreciated book value thereof multiplied by the Rental Equipment Inventory Percentage. The depreciated book value of the Eligible Rental Equipment Inventory shall be computed in accordance with the method of depreciation being used by Borrower (not to exceed unless otherwise approved by Lender (a) for boom lifts and cranes, the lO-year, straight line depreciation method with a salvage value of 25%, (b) for air compressors, forklifts and scissor lifts, the 7-year, straight line depreciation method with a salvage value of 25%, (c) for back hoes and skid steers, the 10-year, straight line depreciation method with a salvage value of zero and (d) for personnel lifts, the 5-year, straight line depreciation method with a salvage value of 25%).

        "Borrowing Base Certificate" means, the Borrowing Base Certificate detailing the components of the Borrowing Base in substantially the form of Exhibit A attached hereto.

        "Borrowing Certificate" means, the Borrowing Certificate required with each Extension of Credit and payment in substantially the form of Exhibit B attached hereto.

        "Business Day" means, any day of the year on which commercial banks in the State of New York are not required or authorized to be closed and on which commercial banks in London are open for dealings in U.S. dollar deposits in the London Interbank Market.


        "Effective Date" means, July 25, 1995.


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        "Eligible Accounts" means the Accounts of Borrower which are and at all times shall continue to be in all respects acceptable to Lender in its reasonable credit judgment, but excluding (a) Accounts which do not consist of ordinary trade accounts receivable owned by Borrower, payable in cash in United States dollars and arising out of the final sale of Inventory or provision of services in the ordinary course of Borrower's business as presently conducted by it; (b) Accounts which are not due and payable, absolutely and unconditionally, within thirty (30) days from the date of the original invoice applicable thereto; (c) Accounts with respect to which more than ninety (90) days have elapsed since the date of the original invoice applicable thereto, and all Accounts owed by a particular account debtor if 50% or more of such Accounts fail to be Eligible Accounts by virtue of this clause (c); (d)
Accounts with respect to which the account debtor is an affiliate of Borrower;
(e) Accounts with respect to which the account debtor is the United States of America or any department, agency or instrumentality thereof; (f) Accounts with respect to which the account debtor is not a resident of the United States, unless the account debtor has supplied the Borrower with an irrevocable commercial letter of credit, issued by a financial institution and in form and substance satisfactory to Lender, and, if so requested by Lender, delivered to Lender or its agent in pledge for negotiation and presentment; (g) Accounts with respect to which the account debtor is the subject of bankruptcy or a similar insolvency proceeding, or has made an assignment for the benefit of creditors, or whose assets have been conveyed to a receiver or trustee, or who has failed or gone out of business; (h) Accounts that are proceeds of financed inventory, parts or equipment; (i) Accounts with respect to which the account debtor is also a creditor of Borrower, but only to the extent of the amount owed by Borrower to such account debtor if such amount is less than the amount of all Accounts with respect to such account debtor which otherwise would be Eligible Accounts; (j) Accounts which are evidenced by a promissory note or other instrument; (k) any Accounts with respect to which Lender does not have a first prior perfected Lien; (l) Accounts for any warranty services rendered by Borrower; and (m) Accounts with respect to which the terms or conditions prohibit or restrict assignment or collection rights; provided, however, that notwithstanding the foregoing, Lender may determine from time to time, in the good faith exercise of its reasonable discretion, which Accounts comprise Eligible Accounts.

        "Eligible Parts Inventory" menas Parts Inventory of Borrower (including raw materials and finished products) which is and at all times shall continue to be in good condition and in all respects acceptable to Lender in its reasonable credit judgment, but excluding (a) work-in-process; (b) any Parts Inventory which is the subject of an Eligible Receivable; (c) any Parts Inventory not in the lawful possession of Borrower at a place of business of Borrower; (d) any Parts Inventory which is not usable and saleable in the ordinary course of Borrower's business; (e) any Parts Inventory for which there is a warehousemen's receipt, bill of lading, or other document of title which is negotiable and which is not delivered to Lender; (f) any Parts Inventory with respect to which Lender does not have a first prior perfected Lien; (g) any Parts Inventory unit held in inventory twelve or more months from the invoice date unless the same type of unit has been sold during the

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twelve month period prior to the date of determination of the Borrowing Base;
and (h) any Parts Inventory unit consisting of tools, used engines or units marked or otherwise deemed unacceptable by Borrower; provided, however, that, notwithstanding the foregoing, Lender may determine from time to time, in the good faith exercise of its reasonable discretion, which Parts Inventory comprises Eligible Parts Inventory.

        "Eligible Rental Equipment Inventory" means Rental Equipment Inventory which (a) was acquired by Borrower in new or used condition for lease, all in the ordinary course of business, (b) is and at all times shall continue to be in good condition and in all respects acceptable to Lender in its reasonable credit judgment and (c) has been included as an asset on Borrower's financial statements, but excluding (a) any Rental Equipment Inventory which has been sold and the purchase price thereof is not due and payable, absolutely and unconditionally, within thirty (30) days of the date of the original invoice,
(b) any Rental Equipment Inventory which has been sold and more than thirty
(30) days have elapsed since the date of the earlier of the original invoice date or the delivery date, (c) any Rental Equipment Inventory subject to any Lien except for Lender's Lien and those Liens permitted herein, (d) any Rental Equipment Inventory upon which Borrower owes specific indebtedness to a creditor other than Lender under the Revolving Credit Note, (e) any Rental Equipment Inventory which has been sold and only partial payment has been received by Borrower in which case the amount of the partial payment shall be excluded, (f) any Rental Equipment Inventory which is on the balance sheet of Borrower at book salvage value for more than one (1) year and (g) any Rental Equipment Inventory which is in the process of being refurbished in a manner requiring more than forty (40) hours of service.

        "Libor Rate" means, a fluctuating rate of interest per annum as shall be in effect from time to time which rate shall be at all times equal to the rate of interest per annum at which deposits in U.S. dollars are offered by Citibank, N.A. to prime banks in the London or, at the option of Lender, the Nassau interbank market at 11:00 a.m. (London time or Bahamas time) two (2) Business Days before such rate shall become effective hereunder in an amount substantially equal to the unpaid principal balance outstanding under the Revolving Credit Note and for a period equal to ninety (90) days.

        "Lien" means, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

        "Parts Inventory" means, all of Borrower's replacement parts and kits of parts held for sale or lease or to be furnished under contracts of service, or raw materials, work in process or materials used or consumed in its business.

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                "Parts Inventory Percentage" means, zero percent (0%) initially or such other percentage established by Lender.

                "Rental Equipment Inventory Percentage" means, 90% initially or such other percentage established by Lender.

                "Revolving Credit Loan" shall have the meaning set forth in subsection 14(a).

                "Standby Term Loan Note" means, a promissory note in the form of Exhibit "C" attached hereto.

                "Revolving Credit Note" shall have the meaning set forth in subsection 14(b).

                "Termination Date" means, July 25, 1996.

        SECTION 2. New Sections. The following sections shall be added to the Agreement immediately following Section 13 thereof:

                14.  Revolving Credit Loan.

                        (a) Subject to, and upon the terms and conditions contained herein, Lender, in its sole and absolute discretion, may make loans to Borrower in the aggregate principal amount at any one time outstanding not to exceed the Borrowing Base (the "Revolving Credit Loan"); provided, however, Borrower expressly understands that Lender, with or without cause, may refuse to loan any sum of money under the Revolving Credit Loan. It is contemplated that Borrower will repay and reborrow under the Revolving Credit Loan in accordance with the terms of the Agreement. Unless either party elects to terminate it sooner in accordance with the terms hereof, the Revolving Credit Loan shall be available from the Effective Date to and including the Termination Date provided all conditions precedent have been and are at the time of each advance complied with.

                        (b) The Revolving Credit Loan shall be evidenced by a Revolving Credit Note, in substantially the form of Exhibit D hereto (the "Revolving Credit Note") with appropriate insertions, which shall be issued and delivered by Borrower to Lender, evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of all advances made by Lender pursuant to the Revolving Credit Loan together with interest thereon at the Adjusted Libor Rate.

                        (c) Borrower may request or make up to an aggregate of four (4) advances or principal repayments of the Revolving Credit Loan during any calender month unless otherwise agreed to in writing by Lender. Any advance or principal repayment of the Revolving Credit Loan shall be in the amount of $25,000.00 or more; provided, however, that Borrower shall pay the actual amount of any excess of the Revolving Credit Loan outstanding over the Borrowing Base as necessary from time to time.

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                        (d)  Not later than noon (eastern standard time) of the
day at least one (1) Business Day prior to the date of any proposed borrowing under the Revolving Credit Loan, Borrower shall give written notice of its intention to borrow to Lender and specify the Business Day on which the proposed loan will take place and the amount thereof. Unless otherwise provided in the Agreement, Lender will disburse the loan as requested by Borrower in accordance with Borrower's written instructions.

                        (e) Borrower shall repay the Revolving Credit Loan on the Termination Date. To enable Borrower to do so, Lender in its sole discretion, may make a loan to Borrower, jointly and severally, in an original principal sum equal to the aggregate amount of their Obligations to Lender, which loan shall be evidenced by the Standby Term Loan Note, upon such terms as Lender may determine in the sole and exclusive exercise of its credit judgment. Such terms shall include an amortization schedule not to exceed forty-eight
(48) monthly payments, an interest rate as mutually agreed upon by Borrower and Lender and, if the parties agree upon a fixed-rate of interest, a prepayment fee as Lender requires to compensate Lender for its loss of bargain. No prepayment fee shall be payable in the event the parties agree upon a floating rate of interest.

                        (f) Interest at the Adjusted Libor Rate shall accrue on each Extension of Credit from the date advanced by Lender until paid in full. Interest accrued hereunder shall be computed on the basis of a 360 day year for the actual number of days elapsed and shall be payable monthly in arrears on the 15th day of each calendar month, commencing on the first such date to occur immediately following the date on which the initial Extension of Credit is advanced. The Adjusted Libor Rate shall change in accordance with changes in the Libor Rate. Lender's determination of the Libor Rate shall be conclusive and binding upon Borrower. Each change in the Adjusted Libor Rate shall take effect on the same day as the corresponding change in the Libor Rate.

                        (g) Borrower shall submit to Lender a Borrowing Certificate with each requested advance and each repayment of the Revolving Credit Loan.

                        (h) Lender may, in its reasonable credit judgment, from time to time, change the percentage specified for the Account Percentage, the Parts Inventory Percentage and the Rental Equipment Inventory Percentage. Lender may, in its reasonable credit judgment, from time to time, determine and revise the criteria for Eligible Accounts, Eligible Parts Inventory and Eligible Rental Equipment Inventory.

                15. FINANCIAL COVENANTS. Borrower agrees that so long as any obligations remain outstanding Borrower shall:

                        (a) Combined Leverage: maintain a combined ratio of total liabilities to tangible net worth of not more than (i) 5.25 to 1 for any fiscal quarter ending through September 30, 1995 and (ii) 4.5 to 1 for any fiscal quarter ending thereafter;

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                        (b)  Minimum Net Worth:  maintain total tangible assets
less total liabilities of at least $1,800,000 until December 31, 1995, which amount (as recalculated each quarter pursuant to this subsection) shall be increased at the end of each fiscal quarter thereafter by 50% of the net profit of Borrower; provided, however, that in no event shall such minimum amount be decreased if Borrower suffers a net loss;

                        (c) Debt Service: maintain an annualized combined ratio of Borrower's earnings before interest, taxes, depreciation and amortization ("EBITDA") to Debt (defined below) greater than 33% measured at the end of any fiscal quarter. "Debt" means all short and long-term obligations of Borrower which should be classified as liabilities on the combined balance sheet of Borrower (including, but not limited to, the indebtedness evidenced by the Revolving Credit Note, short term rentals, floorplan financing, mortgages, term and other amortizing loans);

                        (d) Capital Expenditures: limit to a maximum of $6,000,000 during fiscal-year 1995 and $2,500,000 during fiscal-year 1996 Borrower's acquisition of Rental Equipment Inventory exclusive of replacement units (that is, units acquired by Borrower to replace sold units of similar or like kind)."

                16. CONDITIONS PRECEDENT. The effectiveness of this Amendment, and as a condition precedent to Lender making the Revolving Credit Loan to Borrower, is subject to the delivery of each of the following documents in form and substance satisfactory to Lender:

                        (a)  a duly executed Revolving Credit Note;

                        (b) duly executed original counterparts of this Amendment;

                        (c)  a duly executed Borrowing Base Certificate;

                        (d)  a duly executed Borrowing Certificate;

                        (e) a duly executed Corporate Guaranty of each Borrower;

                        (f) a duly executed Personal Guaranty of Michael Falconite and Ralph McCurry;

                        (g) proof of insurance of the Collateral including the naming of Lender as loss payee;

                        (h) UCC-1 financing statements covering the Collateral executed by Borrower and duly filed in the State of Alabama;

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                (i)  copies of termination statements or releases of collateral duly filed in the State of Alabama by prior, competing secured parties having an interest in the Collateral; and


                (j) an audit conducted by a third-party, chosen by Lender at the expense of Borrower, to verify the Borrowing Base Certificate."

        SECTION 3.  COVENANTS.  The following subsections shall be added to
Section 4 of the Agreement:

        "p.  On or before the 15th day of each month, to provide Lender with
(i) a Borrowing Base Certificate as of the end of the preceding calendar month;

        q. Borrower agrees that it will not change the Rental Equipment Inventory depreciation method or the salvage value without the prior written consent of Lender;

        r. In the event that the Borrowing Base is less than the unpaid Revolving Credit Loan outstanding, to immediately repay to Lender an amount equal to the excess of the unpaid Revolving Credit Loan outstanding over the Borrowing Base (as determined by the most recent Borrowing Base Certificate);

        s. To grant Lender at all times access to and the right to examine, inspect and audit the Collateral and Borrower's books of account, records, reports and other papers (and to make copies and extracts therefrom) in order to verify the accuracy of the Borrowing Base Certificate;

        t. As soon as available, and in any event not more than ninety (90) days after the end of each fiscal year of Borrower, to furnish to Lender a copy of the annual combined audited financial statements of Borrower (consisting of at least a combined balance sheet and related statements of income, retained earnings and changes in financial condition), all in reasonable detail and audited by a firm of public accountants acceptable to Lender, to the effect that such statements have been prepared in accordance with generally accepted accounting principles consistently maintained and applied (except for changes with which such accountants concur);

        u.  As soon as available, and in any event not more than forty-five
(45) days after the end of the first three fiscal quarters of each fiscal year of Borrower, to furnish to Lender a copy of the combining balance sheet and related statements of income, retained earnings and changes in financial condition for such quarter, all in reasonable detail and certified by a Responsible Officer of each Borrower as being true, correct and complete, and as having been prepared in accordance with generally accepted accounting principles consistently maintained and applied, subject to year-end adjustments;

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                        v.  that Ralph McCurry shall participate in the conduct
of Borrower's affairs and devote his entire time thereto and shall not, without the prior written consent of Lender, engage in any business or occupation directly or indirectly other than Borrower;

                        w. that Borrower shall not lend or advance money, credit or property to any owner, director or officer of Borrower if, after giving effect thereto, the aggregate outstanding principal balance of all such loans, advances or other extensions of credit to all such persons shall exceed the sum of $200,000 at any one time."

        SECTION 4.  REMEDIES.  The following subsection shall be added to
Section 8 of the Agreement:

                       "d. Upon the occurrence of an Event of Default, the Revolving Credit Loan shall automatically and immediately terminate."


        SECTION 5.  OTHER.  The following provisions shall be added to the
Agreement:

                        (a) at the end do subparagraph 4(a) add: "Without limiting the generality of the foregoing, Borrower agrees that all Collateral and components thereof will be complete and have no missing parts. All Collateral will be maintained to its manufacturer's recommended guidelines for preventive maintenance throughout the term hereof and will be able to pass performance tests within the manufacturer's specifications and, if applicable, lift the weight for which it was originally designed. Tires will have 60% or better tread remaining and be of original casings; lifts and lift cylinders will be kept dry and free of leaks; all Collateral will be kept free of oil leaks; transmission and differential will be in good condition as determined by the manufacturer; engines will be kept free of smoke and knocks; and, all drive pumps and motors will be in good condition;"

                        (b) at the end of subparagraph 4(k) add: "Lender or its representatives may, from time to time, in the reasonable credit judgment of Lender, audit the books and records of the Borrower and the cost of such audit shall be borne by Borrower;"

        SECTION 6. MISCELLANEOUS. The obligations of Borrower under the Agreement as amended hereby shall be the joint and several obligations of each of them. The terms and conditions of this Amendment are hereby incorporated into the Agreement. This Amendment shall take precedence in the event any terms and conditions of the Agreement conflict herewith. Except as provided herein, all other terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

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        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                                M&M PROPERTIES, INC.


                                                By:  /s/ Ralph McCurry
                                                   --------------------------

                                                Name:  Ralph McCurry
                                                     ------------------------

                                                Title:  President
                                                      -----------------------


                                                MCCURRY & FALCONITE EQUIPMENT
                                                CO., INC.


                                                By:  /s/ Ralph McCurry
                                                   --------------------------

                                                Name:  Ralph McCurry
                                                     ------------------------

                                                Title:  President
                                                      -----------------------


                                                CITICORP DEL-LEASE, INC., d/b/a
                                                CITICORP DEALER FINANCE


                                                By:  /s/ David B. Hilton
                                                   --------------------------

                                                Name:  David B. Hilton
                                                     ------------------------

                                                Title: Vice President
                                                      -----------------------


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